UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2026

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 478-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NCDL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On March 17, 2026, Nuveen Churchill Direct Lending Corp. (the “Company”) entered into a share repurchase plan (the “Company 10b5-1 Plan”), pursuant to which the Company may purchase up to $50.0 million in the aggregate of its outstanding shares of common stock in the open market at prices below its then-current net asset value (“NAV”) per share over a specified period. Any purchases of shares pursuant to the Company 10b5-1 Plan are conducted in accordance with the guidelines and conditions of Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

The Company 10b5-1 Plan is designed to allow the Company to repurchase its shares of common stock at times when the Company otherwise might be prevented from doing so under insider trading laws. The Company 10b5-1 Plan requires BofA Securities, Inc., as agent, to repurchase shares of common stock on the Company's behalf when the market price per share is below the most recently reported NAV per share (including any updates, corrections or adjustments publicly announced by the Company to any previously announced NAV per share). Under the Company 10b5-1 Plan, the agent will increase the volume of purchases made as the price of the Company's common stock declines, subject to volume restrictions. The timing and amount of any share repurchases will depend on the terms and conditions of the Company 10b5-1 Plan, the market price of the Common Stock and trading volumes, and no assurance can be given that any particular amount of shares of the common stock will be repurchased.

The Company 10b5-1 Plan will become effective on March 24, 2026 and terminate upon the earliest to occur of (i) the expiry of the 12-month period commencing on March 24, 2026 (tolled for periods during which the Company 10b5-1 Plan is suspended), (ii) the end of the trading day on which the aggregate purchase price for all shares of common stock purchased under the Company 10b5-1 Plan equals $50.0 million and (iii) the occurrence of certain other events described in the Company 10b5-1 Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN CHURCHILL DIRECT LENDING CORP.

By:	/s/ Kenneth J. Kencel
Name:	Kenneth J. Kencel
Title:	Chief Executive Officer and President
Date: March 20, 2026